 The shares of Nexsan Corporation issued hereunder have not been, and will not be, registered under the Securities Act of 1933, as amended ("Securities Act"), or under any state securities laws, and may not be offered or sold in the United
   States or to U.S. persons unless such securities are registered under the Securities Act, or an exemption from the registration requirements of the
Securities Act is available, and hedging transactions involving such securities may not be conducted unless in compliance with the Securities Act.

                               EXCHANGE AGREEMENT

         THIS EXCHANGE AGREEMENT ("Agreement") is made and entered into this 4th day of January, 2001, by and among all of the shareholders (the "Shareholders") of Nexsan Technologies, Ltd., an English corporation (the "Company"), and Nexsan Corporation, a Delaware corporation (the "Acquiror").

                                    RECITALS

         WHEREAS, the Shareholders wish to transfer all of the issued and outstanding capital stock of the Company to the Acquiror solely in exchange for stock of the Acquiror; and

         WHEREAS, the Shareholders intend that such exchange occur simultaneously with the issuance and sale by the Acquiror of additional shares of its capital stock to purchasers thereof pursuant to that certain Stock Purchase Agreement, dated as of January 4, 2001 ("Stock Purchase Agreement"), a copy of which is attached as Exhibit A hereto, and with the issuance and sale of restricted stock to certain key executives of and consultants to Acquiror pursuant to those certain Restricted Stock Purchase Agreements ("Restricted Stock Purchase Agreements"), copies of which are attached as Exhibit B hereto, such that the issuance of shares of stock by the Company to the Shareholders, the parties to the Stock Purchase Agreement and such key executives and consultants are part of a single transaction described in Section 351 of the Internal Revenue Code of 1986, as amended.

         NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

                                    ARTICLE I

                               EXCHANGE OF SHARES

         Section 1.1. Transfer of the Shares. Subject to the terms and conditions set forth herein, at the Closing (as defined in Section 1.3), Acquiror shall acquire from the Shareholders, and the Shareholders shall assign and transfer to Acquiror, all of their respective shares ("Shares") of the capital stock of the Company, representing all issued and outstanding shares of the capital stock of the Company, solely in exchange for the Consideration shares (as defined in Section 1.2).

         Section 1.2. Consideration Shares. The consideration for all of the Shares will be the issuance of, and delivery of certificates representing, an aggregate of 9,050,000 shares (the "Consideration Shares") of the common stock, par value $.001 ("Common Stock") of the Acquiror. The Consideration Shares shall be allocated among the Shareholders as set forth on Schedule A hereto.

         Section 1.3. The Closing.

                  (a) The closing of the transactions contemplated hereby (the "Closing") shall take place at the offices of RubinBaum LLP, 30 Rockefeller Plaza, New York, New York 10112 or such other place as the Shareholders and Acquiror may mutually agree, contemporaneously with the closing of the transactions contemplated by the Stock Purchase Agreement and the Restricted Stock Purchase Agreements (the "Closing Date").

                  (b) At the Closing, (i) each Shareholder shall deliver to the Acquirer one or more certificates representing all of his or her Shares of the Company, accompanied by executed powers of attorney and executed stock transfer forms in favor of the Acquiror against receipt of the Consideration Shares, (ii) the Acquiror shall deliver the Consideration Shares, and (iii) the Shareholder and the Acquiror shall execute, deliver and acknowledge, or cause to be executed, delivered and acknowledged, such certificates and other documents related to the consummation of the transactions contemplated hereby as may be reasonably requested by the parties hereto.

                                   ARTICLE II

      REPRESENTATIONS, WARRANTIES AND COVENANTS CONCERNING THE SHAREHOLDERS

         Each of the Shareholders hereby represents, warrants and covenants, severally and not jointly, to Acquiror and to each other, as follows:

         Section 2.1. Ownership. The Shareholder owns of record and beneficially the number of Shares set forth opposite his name on Schedule A hereto, free and clear of any liens, subscriptions, options, warrants, calls, rights, commitments or any other agreements. The Shareholder is not a party to any voting trust, proxy or other agreement or understanding with respect to the voting of any of the Shares.

         Section 2.2. Authorization and Validity of Agreement. The Shareholder has the requisite authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby in accordance with the terms hereof. This Agreement has been duly executed by the

Shareholder and constitutes the legal, valid and binding obligation of the Shareholder, enforceable against him in accordance with its terms, except as may be limited by any bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors' fights generally or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         Section 2.3 Consents and Approvals. Neither the execution and delivery of this Agreement by the Shareholder nor the consummation by the Shareholder of the transactions contemplated hereby will require any consent, approval, authorization or permit of, or filing with or notification to, any governmental entity.

         Section 2.4. No Conflict or Violation. Neither the execution, delivery or performance of this Agreement by the Shareholder, nor the consummation by the Shareholder of the transactions contemplated hereby, nor compliance by the Shareholder with any of the provisions hereof, will (a) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, vesting, payment, exercise, acceleration, suspension or revocation) under, any of the terms, conditions or provisions of any material Contract to which the Shareholder is a party or by which the Shareholder or any his properties or assets are bound or (b) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Shareholder or any of his properties or assets.

         Section 2.5. Litigation. There is no suit, action, proceeding or investigation (whether at law or equity, before or by any federal, state or foreign commission, court, tribunal, board, agency or instrumentality, or before any arbitrator) pending or, to the knowledge of the Shareholder, threatened against or affecting the Shareholder, the outcome of which would in any manner impair the Shareholder's ability to perform his obligations hereunder.

         Section 2.6. Brokers and Finders. In connection with this Agreement, no broker, finder or investment bank has acted directly or indirectly for the Shareholder, and the Shareholder has not incurred any obligation to pay a brokerage, finder's or other fee or commission to any person.

         Section 2.7. Compliance with U.S. Securities Act. The Shareholder (a) understands that, except as provided in any registration rights agreement to which such Shareholder may be party, that the Consideration Shares have not been, and will not be, registered under the Securities Act of 1933, as amended ("Securities Act"), or under any state securities laws, and may not be offered or sold in the United States or to U.S. persons unless the securities are registered under the Securities Act, or an exemption from the registration requirements of the Securities Act is available, and hedging transactions involving such securities may not be conducted unless in compliance with the Securities Act, and are being offered and sold in reliance upon federal and state exemptions for offshore transactions and transactions not involving any public offering; (b) is a natural person who is not a resident of the U.S. and is acquiring the Consideration Shares solely for his own account and not for the account of any U.S. person (as defined in Rule 902 under the Securities Act);
(c) agrees to resell the Consideration Shares only in accordance with the provisions of Regulation S

(Rule 901 through Rule 905, and Preliminary Note) promulgated under the Securities Act, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration; and agrees not to engage in hedging transactions with regard to the Consideration Shares unless in compliance with the Securities Act; and (d) agrees that the certificates representing the Consideration Shares will contain a legend to the effect that transfer is prohibited except in accordance with the provisions of Regulation S (Rule 901 through Rule 905, and Preliminary Note) promulgated under the Securities Act , or pursuant to an available exemption from registration, and that hedging transactions with regard to the Consideration Shares may not be conducted unless in compliance with the Securities Act; and (e) acknowledges and agrees that the Acquiror shall refuse to register any transfer of Consideration Shares not made in accordance with the provisions of Regulation S (Rule 901 through Rule 905, and Preliminary Note) promulgated under the Securities Act, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration.

                                   ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF ACQUIROR

         Acquiror hereby represents and warrants to the Shareholders as follows:

         Section 3.1. Organization. Acquiror is a corporation duly organized, validly existing and in good standing under the laws of Delaware. Attached as Exhibit C hereto are copies of the Certificate of Incorporation and By-Laws of the Acquiror, as amended to date.

         Section 3.2. Authorization and Validity of Agreement. Acquiror has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby in accordance with the terms hereof. Acquiror's Board of Directors has duly authorized the execution, delivery and performance of this Agreement by Acquiror, and no other corporate proceedings on the part of Acquiror are necessary to authorize this Agreement or the transactions contemplated hereby. The Agreement has been duly executed and delivered by Acquiror and, assuming this Agreement constitutes the legal, valid and binding obligation of the Shareholders, constitutes the legal, valid and binding obligation of Acquiror, enforceable against Acquiror in accordance with its terms, except as may be limited by any bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors' rights generally or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         Section 3.3. Consents and Approvals. Neither the execution and delivery of this Agreement by Acquiror nor the consummation by Acquiror of the transactions contemplated hereby will require any consent, approval, authorization or permit of, or filing with or notification to, any governmental entity.

         Section 3.4. No Conflict or Violation. Neither the execution, delivery or performance of this Agreement by Acquiror, nor the consummation by Acquiror of the transactions contemplated hereby, nor compliance by Acquiror any of the provisions hereof, will (a) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, vesting, payment, exercise, acceleration, suspension or revocation) under, any of the terms, conditions or provisions of any material note, bond, mortgage, deed of trust, security interest, indenture, license, contract, agreement, plan or other instrument or obligation to which Acquiror is a party or by which Acquiror, or any of its properties or assets may be bound or affected, or (b) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Acquiror or any of its properties or assets.

         Section 3.5. Litigation. There is no suit, action, proceeding or investigation (whether at law or equity, before or by any federal, state or foreign commission, court, tribunal, board, agency or instrumentality, or before any arbitrator) pending or threatened against or affecting Acquiror the outcome of which would in any manner impair the ability of Acquiror to perform its obligations hereunder or to consummate this Agreement.

         Section 3.6. Brokers and Finders. In connection with this Agreement, except for Beechtree Capital Ltd. and Direct Brokerage, Inc., no broker, finder or investment bank has acted directly or indirectly for Acquiror, and Acquiror has not incurred any obligation to pay a brokerage, finder's or other fee or commission to any person.

         Section 3.7. Investment Representation. Acquiror acknowledges that the Company's Shares are not registered under the securities laws of any jurisdiction and that it is acquiring the Company's Shares for its own account, and not with a view to the distribution thereof.

         Section 3.8. No Business Activities. Since its inception, the Acquiror has not engaged in any business other than the negotiation and execution of this Agreement, the Stock Purchase Agreement, the Restricted Stock Purchase Agreements and related agreements.

                                   ARTICLE IV

                 COVENANTS OF ACQUIROR, SHAREHOLDERS AND COMPANY

         The parties hereto agree that:

         Section 4.1. Efforts. Subject to the terms and conditions of this Agreement and applicable law, each of the parties hereto shall act in good faith and use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated hereby as soon as practicable, including such actions or things as the other party may reasonably request in order to cause any of the conditions to such other party's obligation to consummate the transactions contemplated by this Agreement to be fully satisfied.

         Section 4.2. Transfer Taxes. All transfer, documentary, sales, use, registration and other such taxes, and any penalties, interest and additions to such taxes, that are incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by Acquiror, except to the extent that, under applicable law, such taxes are the sole obligation of the Shareholders, in which event each of the Shareholders shall pay any such Tax which is his responsibility. The parties to this Agreement shall cooperate in the timely making of all filings, returns, reports and forms as may be required in connection therewith.

         Section 4.2. Survival of Representations, Warranties and Covenants. The representations, warranties, covenants, indemnities and agreements contained herein and in any certificate, instrument or document furnished in connection herewith are and will be deemed and construed to be continuing representations, warranties, covenants, indemnities and agreements shall survive the Closing for a period of three years after the Closing Date, except that the representations and warranties contained in Sections 2.1, 2.2, 2.3 and 2.4 shall survive the Closing indefinitely.

                                    ARTICLE V

                                    INDEMNITY

         Section 5.1 In the event a Shareholder breaches (or in the event any third party alleges facts that, if true, would mean the Shareholder has breached) any of his representations, warranties, and covenants contained in this Agreement, then the Shareholder agrees to indemnify the Acquiror from and against the entirety of any Adverse Consequences the Acquiror may suffer through and after the date of the claim for indemnification resulting from, arising out of, relating to, in the nature of, or caused by the breach; provided, that the maximum amount of Adverse Consequences against which the Acquiror shall be indemnified in the case of any breach or alleged breach of Section 2.5 or
Section 2.6 shall not exceed the value of the Consideration Shares received by such Shareholder. "Adverse Consequences" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, liabilities, obligations, taxes, liens, losses, expenses, and fees, including court costs and reasonable attorneys' fees and expenses.

                                   ARTICLE VI

                                   TERMINATION

         Section 6.1. Termination. This Agreement maybe terminated and may be abandoned at any time prior to the Closing Date, by mutual written consent of the Shareholders and Acquiror.

         Section 6.2. Effect of Termination. In the event of any termination of this Agreement pursuant to this Article, this Agreement forthwith shall become void and of no further force or effect, and no party hereto (or any of its affiliates, directors, officers, agents or representatives) shall have any liability or obligation hereunder, except for any breach thereof prior to such termination.

                                   ARTICLE VII

                                  MISCELLANEOUS

         Section 7.1. Entire Agreement. This Agreement (including the schedules, exhibits and other documents referred to herein) constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior written or oral and all contemporaneous oral agreements and undertakings between any of the parties hereto with respect to the subject matter hereof

         Section 7.2. Assignment; Binding Effect. Neither this Agreement nor any of the rights, benefits or obligations hereunder may be assigned, in whole or in part, by either party (whether by operation of law or otherwise) without the prior written consent of the other party hereto. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

         Section 7.3. Amendments. This Agreement may be amended by the parties at any time prior to the Closing Date: provided, however, that this Agreement may not be amended or modified except by an instrument, in writing signed on behalf of each of the parties hereto.

         Section 7.4. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated thereby is not affected in any manner materially adverse to either party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

         Section 7.5. Captions. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         Section 7.6. Counterparts; Facsimile. This Agreement may be executed in counterparts, and by different parties on separate counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument, and this Agreement may be executed by facsimile signature.

         Section 7.7. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to any applicable principles of conflicts of law.

         Section 7.8 Submission to Jurisdiction. Each of the parties submits to the jurisdiction of any state or federal court sitting in New York County, State of New York in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each Party also agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other party with respect thereto. Any party may make service on any other party by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in Section 7.9. Nothing in this Section 7.8, however, shall affect the right of any party to serve legal process in any other manner permitted by law or in equity. Each party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or in equity.

         Section 7.9 Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

         If to a Shareholder:                         Copy to:
         --------------------                         --------
         The address of such Shareholder
         set forth on Schedule A

         If to the Acquiror:                          Copy to:
         -------------------                          --------
         Nexsan Corporation                           RubinBaum LLP
         c/o Beechtree Capital, LLC                   30 Rockefeller Plaza
         1 Rockefeller Plaza                          New York, New York 10112
         New York, New York 10020                     Attn: Michael J. Emont
         Attn:  Tyler Shubert

Any party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

IN WITNESS WHEREOF, the parties have executed this Exchange
Agreement as of the date first above written.


                                           Nexsan Corporation

                                           By: /s/ Martin Boddy
                                              ----------------------------------
                                               Name:
                                               Title:

                                           By: /s/ Martin Boddy
                                              ----------------------------------
                                                   Martin Boddy

                                           By: /s/ Kathryn Marie Boddy
                                              ----------------------------------
                                                   Kathryn Marie Boddy

                                           By: /s/ Paul Skelton
                                              ----------------------------------
                                                   Paul Skelton

                                           By: /s/ Gary Watson
                                              ----------------------------------
                                                   Gary Watson

                                           By: /s/ Lynn Cox
                                              ----------------------------------
                                                   Lynn Cox

                                           By: /s/ Olivind Martinsen
                                              ----------------------------------
                                                   Olivind Martinsen

                                           By: /s/ Nicholas Smith
                                              ----------------------------------
                                                   Nicholas Smith

                                           By: /s/ Barrie Vaughan
                                              ----------------------------------
                                                   Barrie Vaughan

                               SCHEDULE A

--------------------------------------------------------------------------------
  NAME & ADDRESS         HOLDING OF ORDINARY SHARES        CONSIDERATION
  OF SHAREHOLDER        OF(POUNDS STERLING)1.00 EACH           SHARES
--------------------------------------------------------------------------------
MARTIN BODDY                    20,999                       4,230,277
5 DUCK ISLAND
TAMWORTH STREET
DUFFIELD
DERBYSHIRE
DE56 4EZ
--------------------------------------------------------------------------------
KATHRYN MARIE BODDY             1                            200
5 DUCK ISLAND
TAMWORTH STREET
DUFFIELD
DERBYSHIRE
DE56 E4Z
--------------------------------------------------------------------------------
PAUL SKELTON                    4,000                        805,805
ROSE COTTAGE
CROOPER LANE
THURVASTON
DERBYSHIRE
--------------------------------------------------------------------------------
GARY WATSON                     10,000                       2,014,513
25 WHARFEDALE ROAD
LONG EATON
NOTTINGHAM
NG10 3HG
--------------------------------------------------------------------------------
LYNN COX                        2,000                        402,903
CORNER COTTAGE
MAIN ROAD
PENTRICH
RIPLEY
DERBYSHIRE
DE5 3RE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
  NAME & ADDRESS     HOLDING OF ORDINARY SHARES               CONSIDERATION
 OF SHAREHOLDER     OF(POUNDS STERLING)1.00 EACH                  SHARES
--------------------------------------------------------------------------------
 OLVIND MARTINSEN             2,000                              402,903
  MEFJORDVEIEN 36
  3234 SANDEFJORD
      NORWAY
--------------------------------------------------------------------------------
  NICHOLAS SMITH              1,000                               201,452
   CROFT COTTAGE
     FIRESTONE
     HAZELWOOD
    DERBYSHIRE
     DE56 4AE
--------------------------------------------------------------------------------
  BARRIE VAUGHAN              4,444                               895,250
 21 WOODLANDS LANE
     QUORNDON
    DERBYSHIRE
     DE22 5JU
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
NAME OF SHAREHOLDER     HOLDING OF 9% REDEEMABLE               CONSIDERATION
                          PREFERENCE SHARES OF                     SHARES
                      (POUNDS STERLING)1.00 EACH
--------------------------------------------------------------------------------
MARTIN BODDY                  19,000                               30,621
--------------------------------------------------------------------------------
PAUL SKELTON                  21,000                               33,844
--------------------------------------------------------------------------------
LYNN COX                      8,000                                12,893
--------------------------------------------------------------------------------
OLVIND MARTINSEN              8,000                                12,893
--------------------------------------------------------------------------------
NICHOLAS SMITH                4,000                                6,446
--------------------------------------------------------------------------------